THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT AND AS REQUIRED BY BLUE SKY LAWS IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND BLUE SKY LAWS.



                                CV THERAPEUTICS, INC.

                                 AMENDED AND RESTATED
                      SERIES B PREFERRED STOCK PURCHASE WARRANT

No. WB-1                                                          March 23, 1994


    WHEREAS, CV Therapeutics, Inc. (the "Company") has previously issued a warrant for 1,000,000 shares of the Company's Series B Preferred Stock to Genta Incorporated ("Genta"), dated April 8, 1993 (the "Warrant); and

    WHEREAS, the Company and Genta desire to amend and restate the Warrant on the terms set forth below and to cancel the Warrant dated April 8, 1993;

    NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth below, the parties hereby agree as follows:


    CV Therapeutics, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, Genta Incorporated, a Delaware corporation ("Genta"), or any transferee who has received this warrant (the "Warrant") in compliance with applicable law and the terms hereof (the "Holder"), is entitled, on the terms set forth below, to purchase from the Company, on or before the Expiration Time (as defined in Section 17 below) one million (1,000,000) shares of Series B Preferred Stock of the Company at a price of $2.50 per share, subject to adjustment as provided below (the "Exercise Price").

    This Warrant is being issued pursuant to that certain Collaborative
Research and Development Agreement, dated April 9, 1993, between the Company and Genta.

    1.   EXERCISE OF WARRANT.   The Holder may exercise this Warrant at any
time or from time to time on any business day prior to or on the Expiration Time (as defined in Section 17 below), for the full or any lesser number of shares of Series B Preferred Stock purchasable hereunder, by surrendering this Warrant to the Company at its principal office, with a duly executed Subscription Form (in substantially the form attached hereto), together with payment of the sum obtained by multiplying the number of shares of Series B Preferred Stock to be purchased by the Exercise Price then in effect. Promptly after such exercise, the Company shall issue and deliver to or upon the order of the Holder a certificate or certificates for the number of shares of Series B Preferred Stock issuable upon such exercise, and the Company will pay all taxes in connection with the issue thereof. All shares of Series B Preferred Stock which may be issued upon exercise of this Warrant will, upon issuance by the Company in accordance with the terms of this Warrant, be validly issued, fully paid and non-assessable, and free from all taxes, liens and encumbrances with respect to the issuance thereof (except as set forth in the Company's Restated Certificate of Incorporation (the "Certificate") or bylaws and any restrictions on sale set forth therein or pursuant to the Investor Rights Agreement (as defined in Section 4 below) or federal or state securities laws). To the extent permitted by law, this Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided herein, even if the Company's stock transfer books are at that time closed, and the Holder shall be treated for all purposes as the holder of record of the Series B Preferred Stock to be issued upon such exercise as of the close of business on such date. Upon any partial exercise, the Company will issue to or upon the order of the Holder a new Warrant for the number of shares of Series B Preferred Stock as to which this Warrant has not been exercised.

    2. NET ISSUE EXERCISE. Notwithstanding any provisions herein to the contrary, in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to the Holder a number of shares of Series B Preferred Stock computed using the following formula:

         X = Y (A - B)
               -------
                 A

    Where     X =  the number of shares of Series B Preferred Stock to be issued to the Holder

              Y = the number of shares of Series B Preferred Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the number of shares purchased under the Warrant being canceled (at the date of such calculation)

              A = the fair market value of one share of the Company's Series B Preferred Stock (at the date of such calculation)

              B =  Exercise Price (as adjusted to the date of such calculation)


                                          2.

For purposes of the above calculation, fair market value of one share of Series B Preferred Stock shall be determined by the Company's Board of Directors in good faith; provided, however, that where there is a public market for the Company's Common Stock, the fair market value per share shall be the product of
(i) the average of the closing prices (or bid prices if there are no such closing prices) of the Company's Common Stock quoted in the Over-The-Counter Market Summary or the closing price quoted on the NASDAQ National Market System or on the primary national securities exchange on which the Common Stock is then listed, whichever is applicable, as published in the Western Edition of the WALL STREET JOURNAL (or, if not so reported, as otherwise reported by the NASDAQ System) for the ten (10) trading days prior to the date of determination of fair market value and (ii) the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible at the time of such exercise.

    3. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of shares of Series B Preferred Stock subject to this Warrant shall be subject to adjustment from time to time as follows:

         3.1  ADJUSTMENT FOR CHANGE IN CAPITAL STOCK.  If at any time the
Company:

              i. pays a dividend or makes a distribution on its Series B Preferred Stock in shares of its Series B Preferred Stock;

              ii. subdivides its outstanding shares of Series B Preferred Stock into a greater number of shares;

              iii. combines its outstanding shares of Series B Preferred Stock into a smaller number of shares;

              iv. makes a distribution on its Series B Preferred Stock in shares of its capital stock other than Series B Preferred Stock; or

              v. issues by reclassification of its Series B Preferred Stock any shares of its capital stock;

then the Exercise Price in effect immediately prior to such action shall be adjusted so that the Holder may receive upon exercise of the Warrant and payment of the same aggregate consideration the number of shares of capital stock of the Company which the Holder would have owned immediately following such action if the Holder had exercised the Warrant immediately prior to such action.

    The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. The foregoing provisions of this Section 3.1 shall similarly


                                          3.

apply to the stock or securities of any other corporation which are at the time receivable upon exercise of this Warrant.

         3.2 ADJUSTMENT FOR OTHER DISTRIBUTIONS. If at any time the Company distributes to all holders of its Series B Preferred Stock any of its assets or debt securities, the Exercise Price following the record date shall be adjusted in accordance with the following formula:

                        M-F
    E'   =    E    X    ---
                         M


where:   E'   =    the adjusted Exercise Price.

         E    =    the Exercise Price immediately prior to the adjustment.

         M    =    the fair market value (as defined in Section 2 above) per
                   share of Series B Preferred Stock on the record date of the distribution.

         F    =    the aggregate fair market value (as conclusively determined by the Board of Directors of the Company) on the record date of the assets or debt securities divided by the number of outstanding shares of Series B Preferred Stock.

    The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. In the event that such distribution is not actually made, the Exercise Price shall again be adjusted to the Exercise Price as determined without giving effect to the calculation provided hereby.

    This subsection does not apply to cash dividends or cash distributions paid out of consolidated current or retained earnings as shown on the books of the Company and paid in the ordinary course of business. The foregoing provisions of this Section 3.2 shall similarly apply to the stock or securities of any other corporation which are at the time receivable upon exercise of this Warrant.

         3.3  RECLASSIFICATION, REORGANIZATION, CONSOLIDATION OR MERGER.
Subject to the provisions of Section 17, which shall govern the transactions described therein, in the event of any reclassification, capital reorganization or other change of outstanding shares of Series B Preferred Stock of the Company (other than a change in the par value of the Series B Preferred Stock) or in the event of any consolidation or merger of the Company with or into another corporation (other than a merger in which merger the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of


                                          4.

outstanding shares of Series B Preferred Stock issuable upon exercise of this Warrant) or in the event of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale, lease, transfer or conveyance by a holder of the number of shares of Series B Preferred Stock that might have been received upon exercise of this Warrant immediately prior to such reclassification, capital reorganization, change, consolidation, merger, sale, lease, transfer or conveyance. Any such provision shall include provisions for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 3.3 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Series B Preferred Stock and to successive consolidations, mergers, sales, leases, transfers or conveyances. In the event that in connection with any such capital reorganization, or reclassification, change, consolidation, merger, sale, lease, transfer or conveyance, additional shares of Series B Preferred Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for, or of, a security of the Company other than Series B Preferred Stock, any such issue shall be treated as an issue of Series B Preferred Stock covered by the provisions of Section 3.1.

         3.4 MINIMAL ADJUSTMENTS. No adjustment in the Exercise Price and/or the number of shares of Series B Preferred Stock subject to this Warrant need be made if such adjustment would result in a change in the Exercise Price of less than five cents ($0.05) (the "Adjustment Threshold Amount") or a change in the number of subject shares of less than one (1) share. Any adjustment which is less than the Adjustment Threshold Amount and not made shall be carried forward and shall be made, together with any subsequent adjustments, at the time when
(a) the aggregate amount of all such adjustments is equal to at least the Adjustment Threshold Amount or (b) the Warrant is exercised.

         3.5 CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 3, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request at any time of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth (a) such adjustments and readjustments, (b) the then effective Exercise Price and number of shares of Series B Preferred Stock subject to the Warrant, and (c) the then effective amount of securities (other than Series B Preferred Stock) and other property, if any, which would be received upon exercise of the Warrant.


                                          5.

    4. REGISTRABLE SECURITIES. Upon exercise of this Warrant for shares of Series B Preferred Stock of the Company, any of the Company's Common Stock issued or issuable pursuant to the conversion of such Series B Preferred Stock shall be deemed to be "Registrable Securities" for purposes of that certain Amended and Restated Investor Rights Agreement, dated as of March 23, 1994, among the Company and the persons named therein (the "Investor Rights Agreement"), and the holder of such shares shall have all the rights, subject to all the obligations, of a holder of Registrable Securities pursuant to the Investor Rights Agreement, and shall be treated for all purposes as a holder of Registrable Securities under and subject to the terms of the Investor Rights Agreement.

    5. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares of Series B Preferred Stock purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

    6. NO IMPAIRMENT. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment.

    7. NO FRACTIONAL SHARES. No fractional share shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of exercise (as determined in good faith by the Board of Directors of the Company).

    8. RESERVATION OF STOCK ISSUABLE ON EXERCISE OF WARRANT. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, all such shares of Series B Preferred Stock and other stock, securities and property as from time to time are receivable upon the exercise of this Warrant. If at any time the number of authorized but unissued shares of Series B Preferred Stock shall not be sufficient to effect the exercise of this Warrant, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series B Preferred Stock to such number of shares as shall be sufficient for such purposes. The Company further covenants that all shares that may be issued upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue of such shares (other than taxes in


                                          6.

respect of any transfer occurring contemporaneously with such exercise and payment or otherwise specified herein). The Company agrees that its issuance of the Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Series B Preferred Stock (and shares of Common Stock issuable upon conversion of such Series B Preferred Stock) upon the exercise of the Warrant and covenants that all such shares, when issued, sold and delivered in accordance with the terms of the Warrant for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer set forth in this Warrant, the Investor Rights Agreement and applicable state and federal securities laws.

    9.   AMENDMENTS TO SERIES B PREFERRED STOCK; ETC.

         9.1 AMENDMENTS; ETC. Notwithstanding Section 5 hereof, while this Warrant, or any portion thereof, remains outstanding, the Company shall not, without the prior written approval of the Holder, amend or repeal or waive any provision of the Certificate relating to the rights preferences and privileges of the Series B Preferred Stock.

         9.2 ADJUSTMENTS TO CONVERSION PRICE. The Holder shall have the benefit of any adjustments to the Series B Conversion Price pursuant to Section 4 of Article IV of the Certificate.

    10. NOTICES OF RECORD DATE. Upon (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any transfer of all or substantially all the assets of the Company to any other person, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each Holder at least fifteen (15) days, or such longer period as is required by law, prior to the record date, a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and
(iii) the date, if any, that is to be fixed as to when the holders of record of Series B Preferred Stock (or other securities at that time receivable upon exercise of the Warrant) shall be entitled to exchange their shares of Series B Preferred Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

    11. EXCHANGES OF WARRANT. Upon surrender for exchange of this Warrant (in negotiable form, if not surrendered by the Holder named on the face hereof) to the Company


                                          7.

at its principal office, the Company, at its expense, will issue and deliver a new Warrant or Warrants calling in the aggregate for the same number of shares of Series B Preferred Stock, in the denomination or denominations requested, to or on the order of such Holder upon payment by such Holder of any applicable transfer taxes; provided that any transfer of the Warrant shall be subject to the conditions on transfer set forth herein.

    12. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in such reasonable amount as the Company may determine, or (in the case of mutilation) upon surrender and cancellation hereof, the Company, at its expense, shall issue a replacement.

    13. NOTICES. Except as provided in Section 10 above, all notices and other communications from the Company to the Holder shall be mailed by overnight courier or by first-class, registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last Holder who has furnished an address to the Company in writing. Notice shall be deemed given one (1) day after deposit with an overnight courier service, three (3) days after deposit in the mails as aforesaid or upon delivery if personally delivered.

    14. CHANGE; WAIVER. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

    15. HEADINGS. The headings in this Warrant are for purposes of convenience of reference only, and shall not be deemed to constitute a part hereof.

    16. GOVERNING LAW. This Warrant shall be construed in accordance with and governed by the laws of the State of California as applied to contracts entered into between California residents and to be performed entirely in the State of California.

    17. EXPIRATION TIME. This Warrant will be wholly void and of no effect after the time (the "Expiration Time") which is the earlier of (a) 5:00 p.m. (San Francisco time) April 7, 2003, (b) the effective time of a merger or reorganization following which the stockholders of the Company immediately prior to such transaction own after such transaction less than fifty percent (50%) of the equity securities of the surviving corporation (or its parent, if any), or
(c) the effective time of a sale of all or substantially all of the assets of the Company.

    18. TRANSFER RESTRICTIONS. The Company is relying upon an exemption from registration of this Warrant and the shares of Series B Preferred Stock issuable upon exercise hereof under the Act and applicable state securities laws. The Holder by acceptance hereof represents that the Holder understands that neither this Warrant nor the Series B Preferred Stock issuable upon exercise hereof (or shares of any security into which such Series B Preferred Stock


                                          8.

may be converted) has been registered with the Securities and Exchange Commission nor under any state securities law. By acceptance hereof, the Holder represents and warrants that (a) it is acquiring the Warrant (and the shares of Series B Preferred Stock or other securities issuable upon exercise hereof) for its own account for investment purposes and not with a view to distribution, (b) has received all such information as the Holder deems necessary and appropriate to enable the Holder to evaluate the financial risk inherent in making an investment in the Company, and satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof, (c) the Holder's acquisition of shares upon exercise hereof will be a highly speculative investment, (d) the Holder is able, without impairing its financial condition, to hold such shares for an indefinite period of time and to suffer a complete loss of the Holder's investment, and (e) the Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of acquisition of this Warrant and the shares issuable upon exercise hereof and of making an informed investment decision with respect thereto. Each certificate representing shares of Series B Preferred Stock or other securities issued upon exercise of this Warrant shall have conspicuously endorsed on its face, at the time of its issuance, such legends as counsel to the Company deems necessary or appropriate, including without limitation the legend set forth on the top of the face page of this Warrant. In addition to those restrictions on transfer imposed by the Act and other applicable securities laws, this Warrant may not be sold or transferred unless to (i) an underwriter acceptable to the Company for immediate exercise by such underwriter in connection with a fully underwritten public offering of the Company's Common Stock underlying this Warrant, (ii) any entity who acquires the Holder or substantially all of its assets, or (iii) an Affiliate of the Holder (as that term is defined in Rule 144(a)(1) of the Act).


                                          9.

    IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered on the date first set forth above.

                                       CV THERAPEUTICS, INC.


                                       By: /s/ Jay Shukert
                                          ------------------------------------
                                            Jay Shukert
                                            Vice President, Finance


Acknowledged and Agreed:

GENTA INCORPORATED



By: /s/ Howard Sampson
   ---------------------------

Print Name:   Howard Sampson
          -------------------

Title:        V.P., CFO
     ------------------------


                                         10.

                                  SUBSCRIPTION FORM

[To be executed if holder desires to exercise the Warrant]


    The undersigned, holder of this Warrant, (1) hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder,_______________ full shares of the Series B Preferred Stock of CV Therapeutics, Inc. provided for therein, (2) makes payment in full of the purchase price of such shares, (3) requests that certificates for such shares be issued in the name of


     ----------------------------------------------------------------------
                           (Please print name and address)


     ----------------------------------------------------------------------
             (Please insert social security or other identifying number)

and (4) if said number of shares shall not be all the shares purchasable thereunder, requests that a new Warrant for the unexercised portion of this Warrant be issued in the name of and delivered to:

     ----------------------------------------------------------------------

     ----------------------------------------------------------------------
                           (Please print name and address)



Dated:
         --------------------------    ---------------------------------

                                       By:
                                          ------------------------------


                                       ---------------------------------
                                                   Title